UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 24, 2004

                                CT HOLDINGS, INC.

               (Exact Name of Registrant as Specified in Charter)


Delaware                                0-18718           75-2432011
(State or Other                 (Commission File Number)  (I.R.S. Employer
Jurisdiction of Incorporation)                            Identification Number)


8750 North Central Expressway, Suite 100, Dallas, Texas   75231
(Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code:  (214) 520-9292

Item 1.     Change of Control

(b) Information required by Item 403(c) of Regulation S-K regarding potential change of control

On May 24, 2004, CT Holdings, Inc. (the "Company") and CITN Investment, Inc., a Texas corporation ("CII") entered into a Loan and Security Agreement (the "Loan Agreement"), which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Loan Agreement provides for advances by CII to the Company of up to $600,000, such advances to be made in the sole discretion of CII. In the event the entire $600,000 is advanced to the Company, the loans would be convertible, at the option of CII, into 71,000,000 shares of the Company's common stock, representing 51% of the Company's common stock. The loans are also secured by a pledge of all of the Company's assets.

On May 24, 2004, CII advanced $200,000 to the Company pursuant to the Loan Agreement, evidenced by a Secured Convertible Promissory Note (the "Note"), which is filed as Exhibit 4.2 to this Current Report on Form 8-K. This Note is convertible in whole or in part, at the option of CII, into up to 23,666,667 shares of the Company's common stock (approximately 25% of the Company's common stock on a fully diluted basis), and is secured by a pledge of all of the Company's assets.

CII is owned 50% by Steven B. Solomon, the Company's Chief Executive Officer and Chairman of the Board, and 50% by Lawrence Lacerte, a shareholder and former director of the Company. Prior to the


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loans, Mr. Solomon beneficially owned 14,285,993 shares of the Company's common stock, and Mr. Lacerte beneficially owned 5,450,000 shares of the Company's common stock. As a result of his stock ownership in CII, Mr. Solomon is deemed the beneficial owner of the shares of common stock owned by CII. Therefore, on May 24, 2004, Mr. Solomon and CII beneficially owned a total of 39,952,660 shares of our common stock (if the Note were converted into shares of our common stock), or more than 50% of our common stock outstanding on that date, giving him potential control of the Company through the voting power over a majority of the shares of our outstanding common stock.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Note at this time. The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Note.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits

Exhibits                          Description

4.1 Loan and Security Agreement, dated as of May 24, 2004 between CITN Investment, Inc. and CT Holdings, Inc.

4.2 Secured Convertible Promissory Note, dated as of May 24, 2004 by CT Holdings, Inc. payable to the order of CITN Investment, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2004          CT Holdings, Inc.

                      By:  /s/ Steven B. Solomon
                           Chief Executive Officer


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                                        Exhibit Index

Exhibits                        Description


4.1 Loan and Security Agreement, dated as of May 24, 2004 between CITN Investment, Inc. and CT Holdings, Inc.

4.2 Secured Convertible Promissory Note, dated as of May 24, 2004 by CT Holdings, Inc. payable to the order of CITN Investment, Inc.



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